CERTIFICATE OF DESIGNATION OF SERIES D CONVERTIBLE PREFERRED STOCK OF NAUTICUS ROBOTICS, INC. Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Nauticus Robotics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, does hereby submit the following: WHEREAS, the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation") authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.0001 per share, of the Corporation ("Preferred Stock") in one or more series, and expressly authorizes the Board of Directors of the Corporation (the "Board"), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series; and WHEREAS it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences, and limitations of the shares of such new series. NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (the "Certificate of Designation") establish and fix and herein state and express the designation, rights, preferences, powers, restrictions, and limitations of such series of Preferred Stock as follows: 1. Designation. There shall be a series of Preferred Stock that shall be designated as "Series D Convertible Preferred Stock" (the "Series D Preferred Stock") and the amount of shares to be issued of such series shall be up to 50,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than that of the Shares then outstanding. The rights, preferences, powers, restrictions, and limitations of the Series D Preferred Stock shall be as set forth herein. The Certificate of Designation for each of the investment tranche shall be filed with the Secretary of State of the State of Delaware when the investment amount is received by the Company. 2. Defined Terms. For purposes hereof, the following terms shall have the following meanings. Capitalized terms used but not defined herein shall have the meanings set forth in that certain Securities Purchase Agreement, dated as of February 6, 2026, by and among the Company and the Investor(s) party thereto, as such may be amended, modified, waived and/or supplemented, as applicable, from time to time. “Absolute Floor Price” means $0.178 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, and similar events). “Bloomberg” means Bloomberg, L.P.

2 "Board" has the meaning set forth in the Recitals. “Capitalized Dividend” has the meaning set forth in Section 4.1. "Certificate of Designation" has the meaning set forth in the Recitals. "Certificate of Incorporation" has the meaning set forth in the Recitals. "Change of Control" means (a) any sale, lease, or transfer or series of sales, leases, or transfers of all or substantially all of the assets of the Corporation; (b) any sale, transfer, or issuance (or series of sales, transfers, or issuances) of capital stock by the Corporation or the holders of Common Stock (or other voting stock of the Corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such sale, transfer, or issuance to designate or elect a majority of the board of directors (or its equivalent) of the Corporation; or (c) any merger, consolidation, recapitalization, or reorganization of the Corporation with or into another Person (whether or not the Corporation is the surviving corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such merger, consolidation, recapitalization, or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company. "Common Stock" means the common stock, par value $0.001 per share, of the Corporation. “Conversion Amount” means with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) any declared and unpaid Dividends on such Preferred Share thereon as of such date of determination plus (3) any other amounts thereon owed to such Holder, pursuant to this Certificate of Designations or any other Transaction Document. “Conversion Price” has the meaning set forth in Section 8.1(a). "Conversion Shares" means the shares of Common Stock or other capital stock of the Corporation then issuable upon conversion of the Series D Preferred Stock in accordance with the terms of Section 8. "Convertible Securities" means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options. "Corporation" has the meaning set forth in the Preamble. “Corporation Optional Redemption” has the meaning set forth in Section 7.1. “Corporation Optional Redemption Amount” has the meaning set forth in Section 7.1.

3 “Corporation Optional Redemption Date” has the meaning set forth in Section 7.1. “Corporation Optional Redemption Notice” has the meaning set forth in Section 7.1. “Corporation Optional Redemption Notice Date” has the meaning set forth in Section 7.1. “Corporation Optional Redemption Price” has the meaning set forth in Section 7.1. "Daily VWAP" means, for any Trading Day, the per share volume-weighted average price of the Common Stock on The Nasdaq Capital Market (or the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) as displayed under the heading "Bloomberg VWAP" on Bloomberg page "PROP <EQUITY> VAP" (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day, determined, using a volume- weighted average price method, by a nationally recognized independent investment banking firm selected by the Corporation). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session. "Date of Issuance" means, for any Share of Series D Preferred Stock, the date on which the Corporation initially issues such Share (without regard to any subsequent transfer of such Share or reissuance of the certificate(s) representing such Share). "Deemed Liquidation" has the meaning set forth in Section 5.1(b). "Dividend Payment Date" has the meaning set forth in Section 4.1. “DWAC” has the meaning set forth in Section 8.2(a). "Eligible Exchange" means any of The New York Stock Exchange, The NYSE American LLC, The Nasdaq Stock Market, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors). “Holder” means each holder of a Preferred Share (each, a “Holder” and collectively, the “Holders”). "Junior Securities" means, collectively, the Common Stock and any other class of securities that is specifically designated as junior to the Series D Preferred Stock. "Liquidation" has the meaning set forth in Section 5.1(a).

4 "Liquidation Value" means, with respect to any Share on any given date, $1,000 (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series D Preferred Stock). "Market Disruption Event" means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock. “Minimum Price” has the meaning set forth in Nasdaq Rule 5635(d)(1)(A). "Options" means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities. "Person" means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity. "Preferred Stock" has the meaning set forth in the Recitals. “Purchase Agreement” means that certain Securities Purchase Agreement, dated as of February 6, 2026, by and among the Company and the Investor(s) party thereto, as such may be amended, modified, waived and/or supplemented, as applicable, from time to time. "Requisite Stockholder Approval" means the stockholder approval contemplated by Nasdaq Listing Rule 5635(d) (or similar rule of the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) with respect to the issuance of shares of Common Stock upon conversion of the shares of Series D Preferred Stock in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the Nasdaq Capital Market (or of the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading), such stockholder approval is no longer required for the Corporation to settle all conversions of Series D Preferred Stock by delivering shares of Common Stock without limitation pursuant to this Certificate of Designation. "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time. “Stated Value” means $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Date of Issuance with respect to the Preferred Shares.

5 "Share" means a share of Series D Preferred Stock. "Subsidiary" means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person. "Trading Day" means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading; and (B) there is no Market Disruption Event, provided that the holder, by written notice to the Corporation, may waive any such Market Disruption Event. If the Common Stock is not so listed or traded, then "Trading Day" means a business day. “Transaction Document” means the Purchase Agreement, the warrant, the registration rights agreement and other ancillary documents in connection with the transaction contemplated thereto. “Transfer Agent” means Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004. 3. Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all Shares of the Series D Preferred Stock shall rank (i) senior to all Junior Securities; and (ii) junior to the existing or future issued Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, and any other class or series of Preferred Stock or other capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series D Preferred Stock (collectively, the "Senior Securities"). 4. Dividends. 4.1 Accrual and Payment of Dividends. From and after the Date of Issuance, cumulative dividends on such Share shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 10% per annum on the sum of the Liquidation Value thereof plus all unpaid accrued and accumulated dividends thereon. All accrued dividends on any Share shall be paid in Shares of Series D Preferred Stock (“Dividend Shares”) or upon a liquidation or redemption of the Series D Preferred Stock in accordance with the provisions of Section 5 or Section 7; provided, that to the extent not paid on the last day of March, June, September, and December of each calendar year (each such date, a "Dividend Payment Date"), all accrued dividends on any Share shall accumulate and compound on the applicable Dividend Payment Date whether or not declared by the Board and shall remain accumulated, compounding dividends until paid pursuant hereto or converted pursuant to Section 8. The Corporation may, at its option following notice to the Holder, capitalize such Dividend by increasing the Stated Value of each share of the Preferred Stock on such Dividend Payment Date (“Capitalized Dividend”), or elect a combination of a Capitalized Dividend and a payment in Dividend

6 Shares. All accrued and accumulated dividends on the Shares shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities, other than to (a) declare or pay any dividend or distribution payable on the Common Stock in shares of Common Stock or (b) repurchase Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase. 4.2 Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued and accumulated with respect to the Series D Preferred Stock, such payment shall be distributed pro rata among the Holders thereof based upon the aggregate accrued and accumulated but unpaid dividends on the Shares held by each such Holder. 5. Liquidation. 5.1 Liquidation; Deemed Liquidation. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (collectively with a Deemed Liquidation, a "Liquidation"), the Holders of Shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after any payment shall be made to the holders of Senior Securities, and before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, a number of Shares of Series D Preferred Stock equal to the aggregate Liquidation Value of all Shares held by such holder, plus all unpaid accrued and accumulated dividends on all such Shares (whether or not declared). (b) Deemed Liquidation. The occurrence of a Change of Control (such event, a "Deemed Liquidation") shall be deemed a Liquidation for purposes of this Section 5. Upon the consummation of any such Deemed Liquidation, the Holders of the Series D Preferred Stock shall, in consideration for cancellation of their Shares, be entitled to the same rights such Holders are entitled to under this Section 5 upon the occurrence of a Liquidation, including the right to receive the full preferential payment from the Corporation of the amounts payable with respect to the Series D Preferred Stock under Section 5.1(a) hereof. Notwithstanding the foregoing, nothing in this Section 5.1(b) shall limit in any respect the right of any Holder of Series D Preferred Stock to elect the benefits of either this Section 5 or Section 8.5(b) in connection with any Change of Control. 5.2 Insufficient Assets. If upon any Liquidation (or Deemed Liquidation) the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of Series D Preferred Stock the full preferential amount to which they are entitled under Section 5.1, (a) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series D Preferred Stock in the aggregate upon such Liquidation (or Deemed Liquidation) if

7 all amounts payable on or with respect to such Shares were paid in full, and (b) the Corporation shall not make or agree to make any payments to the holders of Junior Securities. 5.3 Notice. (a) Notice Requirement. In the event of any Liquidation (or Deemed Liquidation), the Corporation shall, within ten (10) days of the date the Board approves such action, or no later than twenty (20) days of any stockholders' meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each holder of Shares of Series D Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the holders of Shares upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of Shares of such material change. (b) Notice Waiting Period. The Corporation shall not consummate any voluntary Liquidation (or Deemed Liquidation) of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided, that any such period may be shortened upon the written consent of the holders of all the outstanding Shares. 6. Voting. 6.1 Voting Generally. Subject to the Requisite Stockholder Approval and that the Holders of the Preferred Stock shall not vote on the conversion of such Preferred Stock, each Holder of outstanding Shares of Series D Preferred Stock shall be entitled to vote on an as- converted basis on a 1:1 ratio as Common Stock, with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise), and not as a separate class except as specifically provided herein or as otherwise required by law; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Designation. In any such vote, each Share of Series D Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which the Share is convertible pursuant to Section 8 herein as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each Holder of outstanding Shares of Series D Preferred Stock, on an as-converted basis, shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Corporation's bylaws. 6.2 Beneficial Ownership Limitations. The Company shall not effect any conversion of Shares of Series D Preferred Stock, and a Holder shall not have the right to convert, or to exercise any voting rights under, any Shares of Series D Preferred Stock to the extent that, after giving effect to such issuance after conversion, or the exercise of such voting rights, the

8 Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 6.2, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. The determination of whether this Section 6.2 applies shall be in the reasonable discretion of the Holder, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall within three (3) Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Shares of Series D Preferred Stock (or of the number of votes with respect to matters subject to the vote of holders of shares of the Common Stock)). The provisions of this Section 6.2 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6.2 to correct this Section 6.2 (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 6.2 shall apply to a permitted successor Holders. 7. Redemption at the Corporation’s Election. 7.1 At any time, the Corporation shall have the right to redeem all, but not less than all, of the Preferred Stock then outstanding (the “Corporation Optional Redemption Amount”) on the Corporation Optional Redemption Date (each as defined below) (a “Corporation Optional Redemption”). The Preferred Stock subject to redemption pursuant to this Section 7 shall be redeemed by the Corporation in cash at a price (the “Corporation Optional Redemption Price”) equal to 110% of the Conversion Amount. The Corporation may exercise its right to require redemption under this Section 7 by delivering a written notice thereof by electronic mail to all, but not less than all, of the Holders (the “Corporation Optional Redemption Notice” and the date all of the Holders received such notice is referred to as the “Corporation Optional Redemption Notice Date”). Such Corporation Optional Redemption Notice shall be irrevocable; provided that the Corporation Optional Redemption Notice may be conditioned upon the consummation of a financing transaction or another transaction mutually agreed upon by the parties. The Corporation Optional Redemption Notice shall (x) state the date on which the Corporation Optional Redemption shall occur (the “Corporation Optional Redemption Date”) which date shall not be less than ten (10) Trading Days nor more than twenty (20) Trading Days following the Corporation Optional Redemption Notice Date, and (y) state the aggregate Conversion Amount of the Preferred Shares which are being redeemed in such Corporation Optional Redemption from such Holder and all of the other Holders of the Preferred Stock pursuant to this Section 7 on the Corporation Optional Redemption Date. The Corporation shall deliver the applicable Corporation

9 Optional Redemption Price to each Holder in cash on the applicable Corporation Optional Redemption Date. Notwithstanding anything herein to the contrary, at any time prior to the date the Corporation Optional Redemption Price is paid, in full, the Corporation Optional Redemption Amount may be converted, in whole or in part, by any Holder into shares of Common Stock pursuant to Section 8 and subject to the Lock-Up provisions set forth in the Purchase Agreement. All Conversion Amounts converted by a Holder after the Corporation Optional Redemption Notice Date shall reduce the Corporation Optional Redemption Amount of the Preferred Shares of such Holder required to be redeemed on the Corporation Optional Redemption Date. In the event of the Corporation’s redemption of any of the Preferred Stock under this Section 7, a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 7 is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. 8. Conversion. 8.1 Right to Convert. (a) Right to Convert/Optional Conversion. Subject to the provisions of this Section 8 and the Lock-Up provisions set forth in the Purchase Agreement, the availability of sufficient authorized and unissued shares of Common Stock exceeding the Required Reserve Amount and Requisite Stockholder Approval, at any time and from time to time on or after the Date of Issuance, any Holder of Series D Preferred Stock shall have the right by written election to the Corporation to convert all or any portion of the outstanding Shares of Series D Preferred Stock (any fraction of a Share shall be rounded up to the nearest whole share) held by such Holder along with the aggregate accrued or accumulated and unpaid dividends thereon into an aggregate number of shares of Common Stock (any fraction of a share shall be rounded up to the nearest whole share) as is determined by (i) multiplying the number of Shares to be converted by the Liquidation Value thereof, (ii) adding to the result all accrued and accumulated and unpaid dividends on such Shares to be converted, and then (ii) dividing the result by the Conversion Price in effect immediately prior to such conversion. The initial conversion price per Share (the "Conversion Price") shall be the lower of (a) $0.89 (as adjusted for stock splits, stock dividends, stock combinations, recapitalization, and similar events) or (b) the Daily VWAP of the Common Stock over the five (5) Trading Days immediately preceding the conversion date; provided that, in no event the Conversion Price shall be lower than the Absolute Floor Price, in which case, the Absolute Floor Price shall be used for such conversion. 8.2 Procedures for Conversion; Effect of Conversion. (a) Procedures for Holder Conversion. In order to effectuate a conversion of Shares of Series D Preferred Stock pursuant to Section 8.1(a), a Holder shall submit a written election to the Corporation that such holder elects to convert Shares, and the number of Shares elected to be converted. The Corporation shall cause the Conversion

10 Shares to be transmitted by the Transfer Agent to the holder by crediting the account of the holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Transfer Agent is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to or resale of the shares of the Conversion Shares by the holder or (B) the Conversion Shares are eligible for resale by the holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by delivery of a book-entry statement, registered in the Corporation’s share register in the name of the holder or its designee, for the number of Conversion Shares to which the holder is entitled pursuant to such conversion to the address specified by the holder in such written election of conversion by the date that is two (2) Trading Days after the delivery to the Corporation of such election. Upon delivery of such election, the holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares, irrespective of the date of delivery of the Conversion Shares. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid, and nonassessable, free and clear of all taxes, liens, charges, and encumbrances with respect to the issuance thereof. (b) Effect of Conversion. All Shares of Series D Preferred Stock converted as provided in this Section 8.2 shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such Shares shall immediately cease and terminate as of such time, other than the right of the holder to receive shares of Common Stock in exchange therefor. (c) Stock Exchange Limitations. Notwithstanding anything to the contrary in this Certificate of Designation, if the Requisite Stockholder Approval is required under the rules of Nasdaq, in no event will the number of shares of Common Stock issuable upon conversion or otherwise on account of the shares of Series D Preferred Stock, including (for the avoidance of doubt) any portion constituting a payment of a dividend, the Warrant Shares and the aggregate amount of “as-converted” votes exercisable pursuant to the Certificate of Designation, exceed 5,914,664 shares in the aggregate, until the Requisite Stockholder Approval is obtained. 8.3 Reservation of Stock. The Corporation shall at all times when any Shares of Series D Preferred Stock is outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series D Preferred Stock, such number of shares of Common Stock equal to the number of Conversion Shares plus all remaining unpaid dividends payable on the Shares (the “Required Reserve Amount”), taking into account of the adjustments hereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed. 8.4 No Charge or Payment. The issuance of certificates for shares of Common Stock upon conversion of Shares of Series D Preferred Stock pursuant to Section 8.1 shall be made

11 without payment of additional consideration by, or other charge, cost, or tax to, the holder in respect thereof. 8.5 Adjustment to Conversion Price and Number of Conversion Shares. In order to prevent dilution of the conversion rights granted under this Section 8, the Conversion Price and the number of Conversion Shares issuable on conversion of the Shares of Series D Preferred Stock shall be subject to adjustment from time to time as provided in this Section 8.5. (a) Adjustment to Conversion Price and Conversion Shares upon Dividend, Subdivision, or Combination of Common Stock. If the Corporation shall, at any time or from time to time after the Date of Issuance, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Corporation payable in shares of Common Stock or in Options or Convertible Securities (other than dividends payable on the Shares pursuant to Section 4.1(a)), or (ii) subdivide (by any stock split, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to any such dividend, distribution, or subdivision shall be proportionately reduced and the number of Conversion Shares issuable upon conversion of the Series D Preferred Stock shall be proportionately increased. If the Corporation at any time combines (by combination, reverse stock split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Conversion Shares issuable upon conversion of the Series D Preferred Stock shall be proportionately decreased. No reverse stock split in excess of a ratio of one-for-ten (1:10) shall be effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld or delayed. Any adjustment under this Section 8.5(b) shall become effective at the close of business on the date the dividend, subdivision, or combination becomes effective. (b) Adjustment to Conversion Price and Conversion Shares upon Reorganization, Reclassification, Consolidation, or Merger. In the event of any (i) capital reorganization of the Corporation, (ii) reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Corporation with or into another Person, (iv) sale of all or substantially all of the Corporation's assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 8.5), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Common Stock, each Share of Series D Preferred Stock shall, immediately after such reorganization, reclassification, consolidation, merger, sale, or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Conversion Shares then convertible for such Share, be exercisable for the kind and number of shares of stock or other securities or assets of the Corporation or of the successor Person resulting from such transaction to which such Share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale, or similar transaction if the Share had been converted in full

12 immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale, or similar transaction and acquired the applicable number of Conversion Shares then issuable hereunder as a result of such conversion (without taking into account any limitations or restrictions on the convertibility of such Share, if any); and, in such case, appropriate adjustment shall be made with respect to such holder's rights under this Certificate of Designation to ensure that the provisions of this Section 8 hereof shall thereafter be applicable, as nearly as possible, to the Series D Preferred Stock in relation to any shares of stock, securities, or assets thereafter acquirable upon conversion of Series D Preferred Stock (including, in the case of any consolidation, merger, sale, or similar transaction in which the successor or purchasing Person is other than the Corporation, an immediate adjustment in the Conversion Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale, or similar transaction, and a corresponding immediate adjustment to the number of Conversion Shares acquirable upon conversion of the Series D Preferred Stock without regard to any limitations or restrictions on conversion, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger, sale, or similar transaction). The provisions of this Section 8.5(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or similar transactions. The Corporation shall not effect any such reorganization, reclassification, consolidation, merger, sale, or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, merger, sale, or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Certificate of Designation, the obligation to deliver to the holders of Series D Preferred Stock such shares of stock, securities, or assets which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon conversion of the Series D Preferred Stock. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 8.5(b), each holder of Shares of Series D Preferred Stock shall have the right to elect prior to the consummation of such event or transaction, to give effect to the provisions of Section 5.1(b) (if applicable to such event or transaction) or Section 8 hereunder, instead of giving effect to the provisions contained in this Section 8.5(b) with respect to such holder's Series D Preferred Stock. (c) Certificate as to Adjustment. (i) As promptly as reasonably practicable following any adjustment of the Conversion Price, but in any event not later than five (5) days thereafter, the Corporation shall furnish to each holder of record of Series D Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof. (ii) As promptly as reasonably practicable following the receipt by the Corporation of a written request by any holder of Series D Preferred Stock,

13 but in any event not later than five (5) days thereafter, the Corporation shall furnish to such holder a certificate of an executive officer certifying the Conversion Price then in effect and the number of Conversion Shares or the amount, if any, of other shares of stock, securities, or assets then issuable to such holder upon conversion of the Shares of Series D Preferred Stock held by such holder. (d) Notices. In the event: (i) that the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series D Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another Person, or sale of all or substantially all of the Corporation's assets to another Person; or (iii) of the voluntary or involuntary dissolution, liquidation, or winding-up of the Corporation; then, and in each such case, the Corporation shall send or cause to be sent to each holder of record of Series D Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) at least ten (10) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent, or other right or action, and a description of such dividend, distribution, or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Corporation shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon conversion of the Series D Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and the amount per share and character of such exchange applicable to the Series D Preferred Stock and the Conversion Shares. 9. CFIUS. Notwithstanding anything to the contrary, at no time shall the Holder (a) be given or exercise any rights that would allow it to control the Corporation; (b) have access to any material nonpublic technical information in the possession of the Corporation; (c) have the right

14 to appoint any member or observer to the board of directors of the Corporation; or (d) be involved, other than through voting of shares, in the Corporation’s substantive decision making regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Corporation maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent the Corporation at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time. 10. Reissuance of Series D Preferred Stock. Any Shares of Series D Preferred Stock redeemed, converted or otherwise acquired by the Corporation or any Subsidiary shall be cancelled and retired as authorized and issued shares of capital stock of the Corporation and no such Shares shall thereafter be reissued, sold, or transferred. 11. Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder's address at it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 11). 12. Amendment and Waiver. No provision of this Certificate of Designation may be amended, modified, or waived except by an instrument in writing executed by the Corporation and the holders of a majority of the Shares of Series D Preferred Stock outstanding, and any such written amendment, modification, or waiver will be binding upon the Corporation and each holder of Series D Preferred Stock; provided, further, that no amendment, modification, or waiver of the terms or relative priorities of the Series D Preferred Stock may be accomplished by the merger, consolidation, or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders in accordance with this Section 12. [SIGNATURE PAGE FOLLOWS]

15 IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its authorized officer on this July 6, 2026. NAUTICUS ROBOTICS, INC. By: /s/ John W. Gibson, Jr. Name: John W. Gibson, Jr. Title: President and Chief Executive Officer